Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Registration Statement No. 333-236682 on Form S-4 of our report dated February 27, 2020 relating to the financial statements of A.M. Castle & Co and subsidiaries. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
March 17, 2020